Exhibit 99.1

Allison Transmission Announces Second Quarter 2016 Results

•	Net Sales $475 million, Net Income $61 million, Adjusted EBITDA $173 million, Net Cash Provided by Operating Activities $170 million, Adjusted Free Cash Flow $157 million

INDIANAPOLIS, July 27, 2016 – Allison Transmission Holdings Inc. (NYSE: ALSN), the largest global provider of commercial duty fully-automatic transmissions, today reported net sales for the second quarter of $475 million, a 7 percent decrease from the same period in 2015. The decrease in net sales was principally driven by lower demand in the global Off-Highway, North America On-Highway and Service Parts, Support Equipment & Other end markets.

Net Income for the quarter was $61 million compared to $54 million for the same period in 2015. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $173 million, or 36.5 percent of net sales, compared to $186 million, or 36.3 percent of net sales, for the same period in 2015. Net Cash Provided by Operating Activities for the quarter was $170 million compared to $152 million for the same period in 2015. Adjusted Free Cash Flow, a non-GAAP financial measure, for the quarter was $157 million compared to $138 million for the same period in 2015.

Lawrence E. Dewey, Chairman and Chief Executive Officer of Allison Transmission commented, “Allison’s second quarter 2016 results are within the full year guidance ranges we provided to the market on April 25. The year-over-year reductions in the global Off-Highway, North America On-Highway and Service Parts, Support Equipment & Other end markets net sales are consistent with the previously contemplated impact of low energy and commodity prices and tempering demand conditions in the North America On-Highway end market. Allison continued to demonstrate solid operating margins and free cash flow while executing its prudent and well-defined approach to capital structure and allocation. During the second quarter, we settled $59 million of share repurchases, paid a dividend of $0.15 per share and repaid $6 million of debt. We anticipate no meaningful relief from the global Off-Highway end market challenges and further weakening in North America On-Highway demand and are updating our full year net sales guidance to a decrease in the range of 9.5 to 10.5 percent year-over-year.”

Second Quarter Net Sales by End Market

End Market	Q2 2016 Net Sales ($M)	Q2 2015 Net Sales ($M)	% Variance
North America On-Highway	264	277	(5%)
North America Hybrid-Propulsion Systems for Transit Bus	16	20	(20%)
North America Off-Highway	1	10	(90%)
Defense	28	29	(3%)
Outside North America On-Highway	74	73	1%
Outside North America Off-Highway	3	8	(63%)
Service Parts, Support Equipment & Other	89	94	(5%)
Total Net Sales	475	511	(7%)

Second Quarter Highlights

North America On-Highway end market net sales were down 5 percent from the same period in 2015 principally driven by lower demand for Highway Series and Rugged Duty Series models partially offset by higher demand for Pupil Transport/Shuttle Series models and up 3 percent on a sequential basis principally driven by higher demand for Pupil Transport/Shuttle Series and Rugged Duty Series models partially offset by lower demand for Highway Series models.

North America Hybrid-Propulsion Systems for Transit Bus end market net sales were down 20 percent from the same period in 2015 and down 6 percent sequentially principally driven by lower demand due to engine emissions improvements and non-hybrid alternatives.

North America Off-Highway end market net sales were down 90 percent from the same period in 2015 and down 80 percent on a sequential basis principally driven by lower demand from hydraulic fracturing applications.

Defense end market net sales were down 3 percent from the same period in 2015 principally driven by lower demand for Tracked Defense partially offset by higher demand for Wheeled Defense and up 12 percent on a sequential basis principally driven by higher demand for Wheeled Defense.

Outside North America On-Highway end market net sales were up 1 percent from the same period in 2015 principally driven by higher demand in Europe partially offset by lower demand in China and India and up 6 percent on a sequential basis principally driven by higher demand in Europe.

Outside North America Off-Highway end market net sales were down 63 percent from the same period in 2015 principally driven by lower demand in the energy and mining sectors and flat sequentially.

Service Parts, Support Equipment & Other end market net sales were down 5 percent from the same period in 2015 principally driven by lower demand for global Off-Highway service parts and North America support equipment and up 5 percent on a sequential basis principally driven by higher demand for global On-Highway service parts.

Gross profit for the quarter was $227 million, a decrease of 4 percent from $236 million for the same period in 2015. Gross margin for the quarter was 47.7 percent, an increase of 150 basis points from a gross margin of 46.2 percent for the same period in 2015. The decrease in gross profit from the same period in 2015 was principally driven by decreased net sales partially offset by lower manufacturing expense commensurate with decreased net sales, favorable material costs and price increases on certain products.

Selling, general and administrative expenses for the quarter were $78 million, an increase of $2 million from $76 million for the same period in 2015. The increase was principally driven by 2015 favorable product warranty adjustments partially offset by lower intangible asset amortization.

Engineering – research and development expenses for the quarter were $22 million, a decrease of $1 million from $23 million for the same period in 2015. The decrease was principally driven by decreased product initiatives spending.

Net income for the quarter was $61 million compared to $54 million for the same period in 2015. The increase was principally driven by premiums and expenses on the 2015 tender offer and redemption of long-term debt partially offset by decreased gross profit, unfavorable mark-to-market adjustments for our interest rate derivatives and increased selling general and administrative expense.

Second Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $173 million, or 36.5 percent of net sales, compared to $186 million, or 36.3 percent of net sales, for the same period in 2015. The decrease was principally driven by decreased net sales and 2015 favorable product warranty adjustments partially offset by lower manufacturing expense commensurate with decreased net sales, favorable material costs and price increases on certain products.

Adjusted Free Cash Flow for the quarter was $157 million compared to $138 million for the same period in 2015, an increase of $19 million. The increase was principally driven by reductions in operating working capital and lower cash interest expense partially offset by decreased net sales and increased capital expenditures.

Full Year 2016 Guidance Update

Our updated full year 2016 guidance includes a year-over-year net sales decrease in the range of 9.5 to 10.5 percent, an Adjusted EBITDA margin in the range of 33.25 to 34.0 percent and Adjusted Free Cash Flow in the range of $415 to $435 million. We are affirming the remaining guidance released to the market on April 25: capital expenditures in the range of $65 to $75 million and cash income taxes in the range of $10 to $15 million.

Although we are not providing specific third quarter 2016 guidance, Allison does expect third quarter net sales to be down sequentially and down from the same period in 2015.

Conference Call and Webcast

The company will host a conference call at 8:00 a.m. ET on Thursday, July 28 to discuss its second quarter 2016 results. Dial-in number is 1-201-689-8470 and the U.S. toll-free dial-in number is 1-877-407-9039. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 11:00 a.m. ET on July 28 until 11:59 p.m. ET on August 4. The replay dial-in number is 1-858-384-5517 and the U.S. toll-free replay dial-in number is 1-877-870-5176. The replay passcode is 13640241.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

This press release also contains forward-looking estimates of non-GAAP Adjusted EBITDA Margin and Adjusted Free Cash Flow for fiscal year 2016. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP Adjusted EBITDA Margin to a forward-looking estimate of GAAP Net Income because certain information needed to make a reasonable forward-looking estimate of GAAP Net Income is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, investments, intangibles or goodwill) and unanticipated non-recurring items not reflective of ongoing operations. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP Adjusted Free Cash Flow to a forward-looking estimate of GAAP Net Cash Provided by Operating Activities because certain information needed to make a reasonable forward-looking estimate of GAAP Net Cash Provided by Operating Activities is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include the level of excess income tax benefit from share-based compensation and unanticipated non-recurring items.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

Contacts

Investor Relations

ir@allisontransmission.com

(317) 242-3078

Media Relations

media@allisontransmission.com

(317) 242-5000

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net sales	$474.9	$511.0	$937.0	$1,014.6
Cost of sales	248.2	274.7	495.2	539.1

Gross profit	226.7	236.3	441.8	475.5
Selling, general and administrative expenses	77.8	75.6	160.4	149.0
Engineering - research and development	21.8	23.2	43.6	45.4
Loss associated with impairment of long-lived assets	—	—	—	1.3

Operating income	127.1	137.5	237.8	279.8
Interest expense, net	(27.8)	(23.1)	(61.9)	(60.0)
Premiums and expenses on tender offer and redemption of long-term debt	—	(25.1)	—	(25.1)
Other (expense) income, net	(0.2)	(2.2)	(0.3)	0.6

Income before income taxes	99.1	87.1	175.6	195.3
Income tax expense	(38.3)	(32.7)	(66.5)	(72.5)

Net income	$60.8	$54.4	$109.1	$122.8

Basic earnings per share attributable to common stockholders	$0.36	$0.30	$0.64	$0.68

Diluted earnings per share attributable to common stockholders	$0.36	$0.30	$0.64	$0.68

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$364.4	$251.6
Accounts receivable - net of allowance for doubtful accounts of $0.5 and $0.4, respectively	200.0	195.0
Inventories	150.4	141.4
Other current assets	29.3	28.8

Total Current Assets	744.1	616.8
Property, plant and equipment, net	460.1	479.7
Intangible assets, net	3,229.5	3,275.8
Other non-current assets	29.4	36.1

TOTAL ASSETS	$4,463.1	$4,408.4

LIABILITIES
Current Liabilities
Accounts payable	$138.6	$126.2
Current portion of long term debt	24.5	24.5
Other current liabilities	177.7	153.9

Total Current Liabilities	340.8	304.6
Long term debt	2,343.9	2,352.7
Other non-current liabilities	615.7	562.5

TOTAL LIABILITIES	3,300.4	3,219.8
TOTAL STOCKHOLDERS’ EQUITY	1,162.7	1,188.6

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,463.1	$4,408.4

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$170.0	$151.7	$287.9	$242.7
Net cash used for investing activities (a)	(16.2)	(13.5)	(22.5)	(14.7)
Net cash used for financing activities	(88.2)	(186.8)	(153.0)	(272.4)
Effect of exchange rate changes in cash	(0.3)	0.3	0.4	(1.8)

Net increase (decrease) in cash and cash equivalents	65.3	(48.3)	112.8	(46.2)
Cash and cash equivalents at beginning of period	299.1	265.1	251.6	263.0

Cash and cash equivalents at end of period	$364.4	$216.8	$364.4	$216.8

Supplemental disclosures:
Interest paid	$21.5	$35.1	$43.1	$53.6
Income taxes paid	$4.3	$1.4	$7.6	$3.9
(a) Additions of long-lived assets	$(16.2)	$(13.6)	$(22.6)	$(14.9)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (GAAP)	$60.8	$54.4	$109.1	$122.8
plus:
Income tax expense	38.3	32.7	66.5	72.5
Interest expense, net	27.8	23.1	61.9	60.0
Amortization of intangible assets	23.0	24.3	46.4	48.6
Depreciation of property, plant and equipment	21.0	22.0	41.7	43.4
Stock-based compensation expense (a)	2.1	2.6	4.3	4.7
Stockholder activism expenses (b)	0.1	—	3.7	—
Unrealized loss (gain) on foreign exchange (c)	1.2	1.1	1.8	(1.2)
Dual power inverter module extended coverage (d)	—	—	1.5	(1.8)
Unrealized (gain) loss on commodity hedge contracts (e)	(1.0)	0.2	(1.5)	—
Premiums and expenses on tender offer and redemption of long-term debt (f)	—	25.1	—	25.1
Loss associated with impairment of long-lived assets (g)	—	—	—	1.3
Loss on repayments of long-term debt (h)	—	—	—	0.2

Adjusted EBITDA (Non-GAAP)	$173.3	$185.5	$335.4	$375.6

Net sales (GAAP)	$474.9	$511.0	$937.0	$1,014.6
Adjusted EBITDA margin (Non-GAAP)	36.5%	36.3%	35.8%	37.0%
Net Cash Provided by Operating Activities (GAAP)	$170.0	$151.7	$287.9	$242.7
(Deductions) or Additions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(16.2)	(13.6)	(22.6)	(14.9)
Stockholder activism expenses (b)	2.6	—	3.6	—
Excess tax benefit from stock-based compensation (i)	0.3	0.2	0.3	8.0

Adjusted Free Cash Flow (Non-GAAP)	$156.7	$138.3	$269.2	$235.8

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative expenses, and Engineering – research and development).
(b)	Represents expenses of $0.1 million and $3.7 million (recorded in Selling, general and administrative expenses) for the three months and six months ended June 30, 2016, respectively, and payments of $2.6 million and $3.6 million for the three months and six months ended June 30, 2016, respectively, directly associated with stockholder activism activity including the notice, and subsequent withdrawal, of director nomination and governance proposals by Ashe Capital Management, LP.
(c)	Represents losses (gains) (recorded in Other (expense) income, net) on the mark-to-market of our foreign currency hedge contracts and on intercompany financing transactions related to investments in plant assets for our India facility.
(d)	Represents an adjustment (recorded in Selling, general and administrative expenses) associated with the Dual Power Inverter Module (“DPIM”) extended coverage program liability. The DPIM liability will continue to be reviewed for any changes in estimates as additional claims data and field information become available.
(e)	Represents unrealized (gains) losses (recorded in Other (expense) income, net) on the mark-to-market of our commodity hedge contracts.
(f)	Represents premiums and expenses related to the tender offer and redemption of Allison Transmission, Inc.’s (“ATI”), our wholly owned subsidiary, 7.125% Senior Notes due 2019.
(g)	Represents a charge associated with the impairment of long-lived assets related to the production of the H3000 and H4000 hybrid-propulsion systems.
(h)	Represents losses (recorded in Other (expense) income, net) realized on the repayments of ATI’s long-term debt.
(i)	Represents the amount of tax benefit (recorded in Income tax expense) related to stock-based compensation adjusted from cash flows from operating activities to cash flows from financing activities.